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                                                             Exhibit (m)(iii)(A)

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                            FORM OF AMENDED EXHIBIT A
                             Dated November 30, 2002
                       to the Investment B Rule 12b-1 Plan

The Investment B Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

Class B Shares
--------------
Fifth Third Prime Money Market Fund              Fifth Third International GDP Fund
Fifth Third Quality Growth Fund                  Fifth Third Small Cap Growth Fund
Fifth Third Disciplined Large Cap Value Fund     Fifth Third Equity Index Fund
Fifth Third Balanced Fund                        Fifth Third Large Cap Core Fund
Fifth Third Mid Cap Growth Fund                  Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund            Fifth Third Michigan Municipal Bond Fund
Fifth Third Technology Fund                      Fifth Third Municipal Bond Fund
Fifth Third Intermediate Bond Fund               Fifth Third Large Cap Opportunity Fund
Fifth Third Bond Fund                            Fifth Third LifeModel Conservative Fund(SM)
Fifth Third Intermediate Municipal Bond Fund     Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Ohio Municipal Bond Fund             Fifth Third LifeModel Moderate Fund(SM)
Fifth Third Multi Cap Value Fund                 Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third Micro Cap Value Fund                 Fifth Third LifeModel Aggressive Fund(SM)
                                                 Fifth Third Small Cap Value Fund
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                                             FIFTH THIRD FUNDS

                                             By: __________________________
                                             Title: